UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

Chinook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 900

Seattle, WA

(Address of principal executive offices)

98109

(Zip Code)

Registrant’s telephone number, including area code: (206) 485-7241

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 2, 2023, Chinook Therapeutics, Inc., a Delaware corporation (“Chinook” or the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on proposals identified in the Company’s definitive proxy statement (the “Definitive Proxy Statement”) prepared in connection with the previously announced Merger (as defined below), which was filed with the U.S. Securities and Exchange Commission on July 10, 2023 and first mailed to Chinook’s stockholders on July 10, 2023.

At the close of business on July 3, 2023, the record date for the Special Meeting, there were 67,049,489 shares of Chinook common stock outstanding, each of which was entitled to one (1) vote for each proposal at the Special Meeting. At the Special Meeting, a total of 56,014,741 shares of Chinook common stock, representing approximately 83.54% of the shares of Chinook common stock issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders voted on a proposal to adopt the Agreement and Plan of Merger, dated as of June 11, 2023 (the “Merger Agreement”), by and among Chinook, Novartis AG, a company organized under the laws of Switzerland (“Parent” or “Novartis”), and Cherry Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Novartis (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Chinook, with Chinook surviving as an indirect wholly owned subsidiary of Novartis (the “Merger,” and such proposal, the “Merger Agreement Proposal”). The Merger Agreement Proposal is described in detail in the Company’s Definitive Proxy Statement. The final results for the votes regarding the Merger Agreement Proposal are set forth below. There were no recorded broker non-votes.

The following votes were cast at the Special Meeting (in person or by proxy) and the Merger Agreement Proposal was approved:

Votes For	Votes Against	Abstentions
55,926,825	9,099	78,817

Also at the Special Meeting, the Company’s stockholders voted on a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “NEO Compensation Proposal”). The NEO Compensation Proposal is described in detail in the Definitive Proxy Statement. The final results for the votes regarding the NEO Compensation Proposal are set forth below. There were no recorded broker non-votes.

The following votes were cast at the Special Meeting (in person or by proxy) and the NEO Compensation Proposal was approved:

Votes For	Votes Against	Abstentions
31,494,217	22,485,538	2,034,986

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Agreement Proposal, was not voted upon at the Special Meeting since there were sufficient votes to approve the Merger Agreement Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2023

Chinook Therapeutics, Inc.

By:	/s/ Eric Dobmeier
Name:	Eric Dobmeier
Title:	President and Chief Executive Officer